Exhibit (C)(3)

Project Cardinal Preliminary materials for discussion

Table of contents 1. Executive summary 2. Cardinal valuation analysis A. Trading and financial overview B. Selected companies analysis C. Discounted cash flow analysis 3. Eagle valuation analysis A. Trading and financial overview B. Selected companies analysis C. Discounted cash flow analysis 4. Exchange ratio analysis Appendix

1. Executive summary

Preliminary transaction summary $1.60 of cash and 0.6 Eagle shares for each Cardinal share 38% cash / 62% stock consideration (based on Eagle stock price of $4.40 as of December 13, 2011) Fixed exchange ratio that implied aggregate merger consideration of $6.62 per Cardinal share at announcement date, $4.24 based on current Cardinal minority shareholders’ implied pro forma Eagle fully-diluted ownership to be 35% after completion Preliminary proposal – financial summary (1) As of December 13, 2011 unless otherwise noted. (2) Based on $1.60 of cash and fixed exchange ratio of 0.6 Eagle shares per Cardinal share at Eagle price of $8.36 as of October 27, 2011. (3) Based on $1.60 of cash and fixed exchange ratio of 0.6 Eagle shares per Cardinal share at Eagle price of $4.40 as of December 13, 2011. (4) Eagle fully-diluted equity value based on 78.7 million shares outstanding per 6-K for the period ended September 30, 2011, and 1.6 million restricted shares outstanding and options table as of November 10, 2011 provided by Eagle management. Cardinal fully-diluted equity value based on 140.3 million shares outstanding per 6-K for the period ended September 30, 2011, and 0.2 million restricted shares outstanding and options table as of November 10, 2011 provided by Eagle management. (5) Eagle net cash based on cash, cash equivalents and marketable securities of $354.3 million and non-controlling interests of $271.6 million per Eagle 6-K for the period ended September 30, 2011. Cardinal net cash based on cash and cash equivalents of $295.0 million and non-controlling interests of $4.9 million per Cardinal 6-K for the period ended September 30, 2011. (6) Based on Wall Street consensus estimates for Eagle and Cardinal as at October 27, 2011 and December 13, 2011, respectively. (2) (3) (4) (5) (1) (1) (1) (1) (1) (6) (6) (US$MM, except per share amounts) Eagle Cardinal at market Cardinal transaction 27-Oct Current 27-Oct Current 27-Oct Current Eagle Cardinal Share price statistic $8.36 $4.40 statistic $5.40 $3.88 $6.62 $4.24 % premium to current $4.40 90% – $3.88 39% – 71% 9% % premium to unaffected (27-Oct) 8.36 – (47%) 5.40 – (28%) 23% (21%) Discount to 52-week high (close) 16.14 (48%) (73%) 9.60 (44%) (60%) (31%) (56%) Premium to 52-week low (close) 4.40 90% – 3.75 44% 3% 76% 13% Fully-diluted equity value $681 $353 $789 $557 $976 $612 Net debt / (cash) (83) (83) (290) (290) (290) (290) Fully-diluted aggregate value $599 $271 $499 $267 $686 $322 Eagle consensus Cardinal consensus Implied multiples (non-GAAP) 27-Oct Current % change 27-Oct Current % change 2011E AV / Revenue $414.4 $389.5 (6%) 1.4x 0.7x $243.4 $235.4 (3%) 2.1x 1.1x 2.8x 1.4x 2012E AV / Revenue 531.0 507.0 (5%) 1.1 0.5 299.3 287.0 (4%) 1.7 0.9 2.3 1.1 2011E AV / EBIT $60.8 $14.8 (76%) 9.8x 18.3x $65.8 $48.9 (26%) 7.6x 5.5x 10.4x 6.6x 2012E AV / EBIT 131.7 66.9 (49%) 4.5 4.0 95.9 67.1 (30%) 5.2 4.0 7.2 4.8 2011E P / E $0.44 ($0.01) (102%) 19.2x NM $0.47 $0.30 (36%) 11.4x 12.8x 14.0x 14.0x 2012E P / E 0.85 0.57 (33%) 9.8 7.8 0.61 0.42 (31%) 8.9 9.2 10.8 10.1

# Review of recent quarterly announcements

## Cardinal

| (US$ in millions) | 3 months ended Sept 30 2010 | 3 months ended Sept 30 2011 | % growth |
|---|---|---|---|
| **Revenue** | **$47.2** | **$69.2** | **46%** |
| Online services | 19.1 | 39.5 | 107% |
| Information and consulting services | 21.7 | 22.6 | 4% |
| Other services | 6.4 | 7.1 | 10% |
| **Non-GAAP income from operations** | **16.1** | **17.8** | |
| **Non-GAAP net income (Loss)** | **14.9** | **14.1** | |
| *Non-GAAP operating margin* | *34.1%* | *25.8%* | |
| *Non-GAAP net margin* | *31.6%* | *20.4%* | |

- 1-day share price reaction post quarterly earnings announcement:
  - Cardinal: (5.7%)
  - NASDAQ: (0.1%)

**Revenue** (3Q 2011, 4Q 2011) — **Non-GAAP EPS** (3Q 2011)



$68
1.5%
$69
Consensus
Actual
$82
(15 – 17%)
$68 – 70
Consensus
Guidance
$0.13
($0.03)
$0.10
Consensus
Actuals

**Commentary**

- Q3 2011 sales of $69MM in line with management guidance of $68-70MM and Street consensus of $68MM
- Non-GAAP income from operations margin decreased to 26% from 34% in Q3 2010, due to several factors:
  - Increased staff and related office expenses associated with Cardinal's business expansion, additional costs associated with new online business channels (Baidu) and higher editorial costs related to expanded coverage of Cardinal's websites
- Cardinal guided to Q4 2011 sales of $68-70MM (15%-17% below Street estimates of $82MM), implying full-year 2011E sales of $236-238MM
- Cardinal expects continued operating margin pressure in Q4

## Eagle

| (US$ in millions) | 3 months ended Sept 30 2010 | 3 months ended Sept 30 2011 | % growth |
|---|---|---|---|
| **Revenue** | **$88.6** | **$109.3** | **23%** |
| Primary real estate agency services | 39.2 | 40.2 | 3% |
| Secondary real estate brokerage services | 4.9 | 4.4 | (11%) |
| Revenues from Cardinal | 43.7 | 64.1 | 47% |
| **Non-GAAP income from operations** | **23.2** | **7.2** | |
| **Non-GAAP net income (Loss)** | **13.2** | **(0.5)** | |
| *Non-GAAP operating margin* | *26.2%* | *6.6%* | |
| *Non-GAAP net margin* | *14.8%* | *(0.5%)* | |

- 1-day share price reaction post quarterly earnings announcement:
  - Eagle: (4.5%)
  - NYSE: (0.6%)

**Revenue** (3Q 2011, 4Q 2011) — **Non-GAAP EPS** (3Q 2011)



9.8%
$100
$109
Consensus
Actual
$138
(24 – 26%)
$102 - 104
Consensus
Guidance
$0.11
($0.12)
($0.01)
Consensus
Actuals

**Commentary**

- Q3 2011 sales of $109MM in line with management guidance of $108-110MM and above Street consensus of $100MM
- Primary agency achieved growth in Gross Floor Area (GFA) sold and value of new properties sold of 19% and 25% y/y, respectively; however, average sell-through rate remained low resulting in y/y revenue growth of 3%
- Secondary brokerage revenue declined 11% y/y mainly due to the decrease in real estate sales transaction volumes, partially offset by an increase in rental transaction volume
- Non-GAAP income from operations margin decreased to 7% from 26% in Q3 2010, due to several factors:
  - China real estate market downturn, increased staff and office expansion, additional costs associated with Cardinal's new online channels (Baidu) and amortization charges
- Eagle guided to Q4 2011 sales of $102-104MM (24-26% below Street consensus of $138MM), implying full-year 2011 sales of $386-388MM

Source: FactSet and Cardinal and Eagle 6-K for the period ended September 30, 2011

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Historical trading performance Since September 28, 2011 (1 month prior to offer announcement) Share price (US$) Source: FactSet. Note: denotes earnings announcement. E Oct. 28, 2011: Announcement of non-binding offer by Eagle Nov. 22, 2011: Announcement of Q3 2011 earnings by Cardinal and Eagle E E 28-Sep-11 10-Oct-11 21-Oct-11 4-Nov-11 17-Nov-11 30-Nov-11 13-Dec-11 0.00 1.00 2.00 3.00 4.00 5.00 6.00 7.00 8.00 9.00 10.00 Cardinal Eagle Average Price Statistics Period Cardinal Eagle Current (12/13/2011) $3.88 $4.40 Day prior to announcement (10/27/2011) 5.40 8.36 Last 5 days 4.20 5.00 Last 10 days 4.45 5.44 Last 30 days 4.90 6.26 Since 09/28/2011 4.88 6.35

Summary of financial analysis – implied equity value per share Cardinal Selected companies analysis Discounted cash flow analysis AV/EBIT CY12E: 5.0x – 7.0x P/E CY12E: 9.0x – 14.0x Discount rate range 14.0% – 20.0% Terminal EBIT multiple range 4.0x – 6.0x Implied equity value per share Assumptions Current proposal: $4.24 (1) (1) Based upon proposal of 0.6 Eagle shares + $1.60/share in cash and Eagle stock price of $4.40 as of December 13, 2011. (2) Cardinal share price as of December 13, 2011. Page 24 Page 22 Current price: $3.88 (2) $5.55 $5.79 $4.06 $4.49 $3.50 $4.00 $4.50 $5.00 $5.50 $6.00 $6.50

Summary of financial analysis – implied exchange ratios (Based upon $1.60 per share in cash) Low/High – High/Low Implied exchange ratio Historical exchange ratios (2) (1) Based upon proposal of 0.6 Eagle shares + $1.60/share in cash. For exchange ratio calculation, Cardinal’s reference range prices are reduced by $1.60/share cash component. (2) Represents range of Cardinal/Eagle closing share price exchange ratios since Cardinal's IPO on Oct 16, 2009. Proposal: 0.600x Reference range Cardinal High Low Eagle High Low 4.06 $7.60 5.17 $5.79 4.49 $11.25 7.15 Pages 22 & 37 Pages 24 & 39 $5.55 Selected companies analysis (1) DCF analysis (1) Low/Low & High/High Low/High – High/Low Low/Low & High/High 0.324x 0.476x 0.256x 0.372x 0.363x 0.764x 0.519x 0.586x 0.783x 0.403x 0.000x 0.200x 0.400x 0.600x 0.800x 1.000x

(3) (1) Consideration offered by Eagle to Cardinal minority shareholders (1) Cardinal minority shareholders FD ownership percentage. Based on midpoint of range of FD equity values and prices per share implied by DCF analysis and 75.9MM shares held by Eagle per Schedule 13D/A dated November 1, 2011. (2) 35% represents Eagle pro forma fully-diluted shares to be held by Cardinal minority shareholders. Based on Eagle and Cardinal current fully-diluted shares outstanding of 80.3MM and 143.5MM, respectively, as of December 13, 2011 and 75.9MM shares held by Eagle per Schedule 13D/A dated November 1, 2011. (3) Based on cash component of current proposal of $1.60/share and 140.3MM Cardinal primary shares outstanding per 6-K for the period ended September 30, 2011. Illustrative pro forma value vs. current holdings (at mid range) Based on discounted cash flow analysis (2) (US$MM) 48% of Cardinal (1) 60% premium 40% premium 20% premium 0% premium $359 $431 $503 $575 $69 / $198 $140 / $405 $212 / $613 (2) $362 $359 $259 $103 $0 $100 $200 $300 $400 $500 $600 $700 48% of Cardinal FD equity value 35% of Cardinal FD equity value Cash consideration Implied required 35% of Eagle ex-Cardinal FD equity value / implied 100% FD equity value Illustrative total value to minority shareholders (US$MM) Minority share Implied value of Eagle ex-Cardinal required of Cardinal 35% of Cardinal (+) Cash for illustrative premium of FD equity value FD equity value consideration 0% 20% 40% 60% Market $262 $193 $296 NM $55 $206 $358 Low $309 $225 $328 NM $124 $302 $481 Mid 359 259 362 NM 198 405 613 High 409 294 397 36 272 509 745

(3) (1) 48% of Cardinal Consideration offered by Eagle to Cardinal minority shareholders (1) Cardinal minority shareholders FD ownership percentage based on midpoint of range of FD equity values and prices per share implied by selected companies analysis and 75.9MM shares held by Eagle per Schedule 13D/A dated November 1, 2011. (2) 35% represents Eagle pro forma fully-diluted shares to be held by Cardinal minority shareholders. Based on Eagle and Cardinal current fully-diluted shares outstanding of 80.3MM and 143.5MM, respectively, as of December 13, 2011 and 75.9MM shares held by Eagle per Schedule 13D/A dated November 1, 2011. (3) Based on cash component of current proposal of $1.60/share and 140.3MM Cardinal primary shares outstanding per 6-K for the period ended September 30, 2011. Illustrative pro forma value vs. current holdings (at mid range) Based on selected companies analysis (2) (US$MM) (1) 60% premium 40% premium 20% premium 0% premium $333 $400 $467 $533 $55 / $160 $122 / $352 $189 / $545 (2) $345 $333 $242 $103 $0 $100 $200 $300 $400 $500 $600 $700 48% of Cardinal FD equity value 35% of Cardinal FD equity value Cash consideration Implied required 35% of Eagle ex-Cardinal FD equity value / implied 100% FD equity value Illustrative total value to minority shareholders (US$MM) Minority share Implied value of Eagle ex-Cardinal required of Cardinal 35% of Cardinal (+) Cash for illustrative premium of FD equity value FD equity value consideration 0% 20% 40% 60% Market $262 $193 $296 NM $55 $206 $358 Low $276 $202 $305 NM $75 $235 $394 Mid 333 242 345 NM 160 352 545 High 391 281 384 19 244 470 696

2. Cardinal valuation analysis

A. Trading and financial overview

Historical and projected financial performance Cardinal Revenue Revenue growth from 2011E – 2013E driven by continued expansion of online channels to increase revenue from online advertising and improving overall environment In the out years, growth is expected to normalize assuming no further policy tightening from the government Expenses Cost of revenues and SG&A expenses as a percentage of revenue are expected to decrease over time as Cardinal scales revenue. Management thinks the company has been undergoing an expansionary stage between 2010 and 2011 for the online business and does not expect significant additional input into the business after they have established the business (US$MM, except per share amounts) Cardinal quarterly financial performance Cardinal annual financial performance FY2010A FY2011E Calendar year Mar-10A Jun-10A Sep-10A Dec-10A Mar-11A Jun-11A Sep-11A Dec-11E LTM NTM 2010A 2011E 2012E 2013E 2014E 2015E 2016E Revenue $27.2 $37.4 $47.2 $62.4 $42.0 $57.2 $69.2 $68.4 $230.8 $275.2 $174.2 $236.8 $290.8 $333.1 $373.1 $402.9 $431.1 Gross profit 24.1 30.6 38.3 51.6 34.3 45.1 53.8 51.6 184.8 217.1 144.6 184.8 229.7 264.5 298.5 322.3 344.9 Non-GAAP EBIT 9.7 11.4 16.1 22.0 5.8 15.3 17.8 5.8 61.0 63.2 59.2 44.8 69.2 85.7 97.0 104.8 112.1 EBITDA 11.5 13.1 17.5 23.2 7.8 16.3 21.6 11.0 68.8 80.0 65.2 56.6 90.9 106.5 111.1 111.6 119.0 Non-GAAP net income 10.0 15.9 15.0 17.5 7.1 13.7 14.9 4.7 53.2 56.1 58.5 40.4 61.4 74.1 83.5 89.9 96.0 Non-GAAP net income to Cardinal s/h 10.3 15.9 14.9 17.3 7.0 13.4 14.1 4.1 51.9 54.1 58.4 38.7 59.3 70.9 79.8 85.9 91.7 Non-GAAP EPS $0.07 $0.11 $0.10 $0.12 $0.05 $0.09 $0.10 $0.03 $0.36 $0.38 $0.40 $0.27 $0.41 $0.48 $0.53 $0.56 $0.59 Average shares 145.8 145.7 146.1 147.1 146.4 145.0 142.3 141.3 145.2 142.8 146.2 143.7 143.3 146.5 149.7 152.9 156.2 Margins Gross profit 89% 82% 81% 83% 82% 79% 78% 76% 80% 79% 83% 78% 79% 79% 80% 80% 80% Non-GAAP EBIT 36% 31% 34% 35% 14% 27% 26% 9% 26% 23% 34% 19% 24% 26% 26% 26% 26% EBITDA 42% 35% 37% 37% 19% 28% 31% 16% 30% 29% 37% 24% 31% 32% 30% 28% 28% Tax rate 10% NM 13% 21% 4% 13% 20% 13% 17% 16% 8% 14% 15% 17% 17% 17% 17% Non-GAAP net income to Cardinal s/h 38% 42% 32% 28% 17% 23% 20% 6% 22% 20% 34% 16% 20% 21% 21% 21% 21% Growth rates Revenue Y/Y - - - - 55% 53% 46% 10% - 19% 82% 36% 23% 15% 12% 8% 7% Revenue Q/Q - 38% 26% 32% (33%) 36% 21% (1%) - - - - - - - - - Operating income Y/Y - - - - (40%) 34% 11% (74%) - 4% 26% (24%) 54% 24% 13% 8% 7% Operating income Q/Q - 18% 41% 37% (74%) 163% 16% (67%) - - - - - - - - - Source: Projections per Cardinal management. Note: Figures exclude stock-based compensation, amortization of intangibles and non-recurring charges.

Financial performance by business segment Cardinal (1) Includes COHT beginning Q42009. Real estate consulting and information services Represents revenue in US$ MM and yoy growth rate Represents revenue in US$ MM and yoy growth rate Other Services Represents revenue in US$ MM and yoy growth rate Total revenue 85% 53% 64% 49% 46% 49% 43% 32% 15% 14% 6% 13% 14% 11% 8% 14% 33% 30% 38% 40% 40% 49% 54% 41.3 23.2 27.2 37.4 47.2 62.4 42.0 57.2 US$ MM 33% 10% 57% 69.2 35% 46% 203% 53% 55% 51% 104% 96% 123% 3Q2009 4Q2009 1Q2010 2Q2010 3Q2010 4Q2010 1Q2011 2Q2011 3Q2011 Real estate consulting and information services Other services COHT Growth rate (yoy) 20 22 30 23 18 18 22 17 18 35% 59% 4% -1% 38% 10% 67% 18% 4% 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 6 7 7 3 8 4 6 2 5 580% 92% 24% 70% 10% 1020% 25% 33% 128% 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 14 25 40 10 31 21 19 8 14 99% 82% 116% 107% 148% 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11

Actual results vs. Wall Street analyst expectations Cardinal Actual revenue vs. analyst consensus estimates Actual non-GAAP fully diluted earnings vs. analyst consensus estimates ($MM) $0.01 (11.7%) 4.3% Source: FactSet and Cardinal public filings. Note: Consensus estimates represent I/B/E/S consensus estimates per FactSet, 20 days after announcement of prior quarter’s results unless otherwise noted. $0.00 3.4% $0.01 7.3% 4.6% 8.5% $0.00 ($0.02) 1.5% ($0.03) $0.18 $0.13 $0.07 $0.11 $0.10 $0.12 $0.05 $0.09 $0.10 NA NA NA $0.10 $0.09 $0.12 $0.07 $0.09 $0.13 $0.00 $0.04 $0.08 $0.12 $0.16 $0.20 $0.24 Q3'09 Q4'09 Q1'10 Q2'10 Q3'10 Q4'10 Q1'11 Q2'11 Q3'11 Consensus Actual $23.1 $41.3 $27.2 $37.4 $47.2 $62.4 $42.0 $57.2 $69.2 NA NA $30.8 $36.1 $45.2 $57.5 $40.3 $53.3 $68.2 $0 $20 $40 $60 $80 Q3'09 Q4'09 Q1'10 Q2'10 Q3'10 Q4'10 Q1'11 Q2'11 Q3'11

# Summary of analyst estimates

Cardinal

## Current

*($MM, except per share amounts)*

| | | Revenue | | | | Non-GAAP EBIT | | | | Non-GAAP Net income | | | | Non-GAAP EPS | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Date | Company | Q4 11E | FY11E | FY12E | FY13E | Q4 11E | FY11E | FY12E | FY13E | Q4 11E | FY11E | FY12E | FY13E | Q4 11E | FY11E | FY12E | FY13E |
| 11/23/11 | William Blair | $68 | $237 | $293 | $353 | $11 | $50 | $70 | $88 | $9 | $44 | $60 | $72 | $0.06 | $0.30 | $0.42 | $0.49 |
| 11/23/11 | Credit Suisse | 62 | 231 | 294 | 335 | - | - | - | - | 8 | 43 | 61 | 73 | 0.06 | 0.30 | 0.42 | 0.51 |
| 11/22/11 | Jefferies | 69 | 237 | 276 | 313 | 8 | 47 | 67 | 78 | 9 | 44 | 60 | 69 | 0.06 | 0.30 | 0.42 | 0.48 |
| 11/22/11 | Oppenheimer | 68 | 237 | 285 | 330 | 11 | 50 | 64 | 79 | 9 | 44 | 58 | 69 | 0.07 | 0.31 | 0.42 | 0.49 |
| | **Median** | $68 | $237 | $289 | $332 | $11 | $50 | $67 | $79 | $9 | $44 | $60 | $71 | $0.06 | $0.30 | $0.42 | $0.49 |
| | **Mean** | 67 | 235 | 287 | 333 | 10 | 49 | 67 | 82 | 9 | 43 | 60 | 71 | 0.06 | 0.30 | 0.42 | 0.49 |
| | **Cardinal Case** | $68 | $237 | $291 | $333 | $6 | $45 | $69 | $86 | $4 | $39 | $59 | $71 | $0.03 | $0.27 | $0.41 | $0.48 |

Source: Analyst estimates per Wall Street analyst research and FactSet.

## Prior to Q3'11 earnings announcement

*($MM, except per share amounts)*

| | | Revenue | | | | Non-GAAP EBIT | | | | Non-GAAP Net income | | | | Non-GAAP EPS | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Date | Company | Q4 11E | FY11E | FY12E | FY13E | Q4 11E | FY11E | FY12E | FY13E | Q4 11E | FY11E | FY12E | FY13E | Q4 11E | FY11E | FY12E | FY13E |
| 10/17/11 | William Blair | $82 | $251 | $327 | - | $31 | $75 | $103 | - | $27 | $67 | $90 | - | $0.19 | $0.46 | $0.61 | - |
| 10/13/11 | UBS | - | 211 | 273 | - | - | 55 | 94 | - | - | 80 | 110 | - | - | 0.52 | 0.71 | - |
| 09/05/11 | BofA ML | - | 256 | 306 | $334 | - | 31 | 39 | $40 | - | 25 | 34 | $31 | - | 0.17 | 0.22 | $0.20 |
| 08/22/11 | Oppenheimer | 81 | 250 | 309 | - | - | 66 | 97 | - | - | 63 | 88 | - | 0.18 | 0.44 | 0.60 | - |
| 08/18/11 | Credit Suisse | - | 254 | 294 | 310 | - | - | - | - | - | 67 | 75 | 82 | - | 0.47 | 0.53 | 0.57 |
| 08/17/11 | Jefferies | - | 239 | 287 | 330 | - | 68 | 90 | 104 | - | 67 | 87 | 99 | - | 0.47 | 0.60 | 0.69 |
| | **Median** (1) | $82 | $250 | $300 | $330 | $31 | $67 | $96 | $104 | $27 | $67 | $88 | $91 | $0.19 | $0.47 | $0.60 | $0.63 |
| | **Mean** (1) | 82 | 243 | 299 | 325 | 31 | 66 | 96 | 104 | 27 | 69 | 90 | 91 | 0.19 | 0.47 | 0.61 | 0.63 |

Source: FactSet and Wall Street analyst research.

Note: UBS has discontinued coverage effective October 13, 2011.

(1) GAAP numbers (shown in dotted line) are not included in median and mean.

GAAP

CREDIT SUISSE

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# Analyst ratings and commentary

## Cardinal

| | Current | | | | | | Prior to Q3'11 earnings release | | |
|---|---|---|---|---|---|---|---|---|---|
| | | | Price | Implied premium/(discount) to | | | | Price | |
| Company | Date | Rating | target | current price [1] | current proposal [2] | Valuation methodologies | Rating | target | Valuation methodologies |
| William Blair | 11/23/11 | Market perform | - | NA | NA | Non-GAAP EPS (no price target) | Outperform | NA | Non-GAAP EPS (no price target) |
| Credit Suisse | 11/23/11 | Restricted | $6.20 | 60% | 46% | Non-GAAP EPS (price target implies 14.8x 2012 non-GAAP EPS) | Outperform | $8.00 | Non-GAAP EPS (price target implied 15.1x 2012 non-GAAP EPS) |
| Jefferies | 11/22/11 | Buy | 6.10 | 57% | 44% | Based on Eagle's target price derived using 14x 2012 non-GAAP EPS and deal terms | Buy | 9.00 | 15.0x 2012 non-GAAP EPS |
| Oppenheimer | 11/22/11 | Outperform | - | NA | NA | Non-GAAP EPS (no price target) | Outperform | 10.00 | 11.8x 2012 non-GAAP EPS + $2.22 cash/share |
| UBS | 10/13/11 | Buy | $12.70 | 227% | 200% | DCF | Buy | 12.70 | DCF |
| Bank of America Merrill Lynch | 09/05/11 | Underperform | 5.20 | 34% | 23% | DCF based on 10.7% discount rate and terminal growth of 3% | Underperform | 5.20 | DCF based on 10.7% discount rate and terminal growth of 3% |
| Mean | | | $6.15 | 59% | 45% | | | $8.98 | |
| Median | | | 6.15 | 59% | 45% | | | 9.00 | |

Source: Wall Street analyst research and FactSet.
Note: UBS has discontinued coverage effective October 13, 2011.
Dotted line represents Cardinal Q3 earnings announcement. Current mean and median exclude pre Q3 earnings release reports.
(1) Based on Cardinal share price of $3.88 as of December 13, 2011.
(2) Based on Eagle share price of $4.40 as of December 13, 2011.

"**Given the ownership structure of Cardinal and the unlikelihood for another suitor to emerge, we expect the transaction to go through**. While final closing will likely take a few more months, approval of the deal by Cardinal's special committee and signing of the definitive agreement could come in the next few weeks."

"The **online advertising segment appears to have remained healthy** and should continue to deliver solid growth in the fourth quarter and beyond. The **main drivers to our lowered earnings expectations were the slowdown of the offline segment** (especially consulting), and **higher spending** leading to lower-than-expected operating leverage." *- William Blair (November 23, 2011)*

"We **cut our earnings forecast as the outlook is worse-than-expected**: 1) Due to the **depressed land market**, management expects nearly zero consulting revenue in 4Q11. 2) **Cost base will remain high** as Cardinal will not scale back. 3) **Online ad revenue growth will likely slow** as developers may cut back on ad spending due to diminishing hopes for a quick transaction volume rebound."

*- Jefferies (November 22, 2011)*

"Cardinal's **online business continued to carry momentum** in 3Q11. Revenues grew 107% y/y to $39.5M (vs. $19.1M in 3Q10) **on the back of its organic expansion, its growing home-furnishing channel and additional services including Baidu Leju**. However, this prolonged market downturn finally started to affect developers' demand for online advertising. Therefore, mgmt lowered 4Q revenue expectations in the sector." *- Oppenheimer (November 22, 2011)*

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Historical trading performance since IPO Cardinal Share price (US$) Volume (000s) E E E E E E E E Source: FactSet. Note: denotes earnings announcement. E E Since Oct 28, 2011 16-Oct-09 22-Jan-10 30-Apr-10 6-Aug-10 12-Nov-10 18-Feb-11 30-May-11 5-Sep-11 13-Dec-11 .00 2.00 4.00 6.00 8.00 10.00 12.00 14.00 16.00 18.00 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 Volume Price Average Statistics Period Price Volume (000s) Current (12/13/2011) $3.88 115 Day prior to announcement (10/27/2011) 5.40 229 Last 5 days 4.20 194 Last 10 days 4.45 189 Last 30 days 4.90 149 Last 60 days 4.88 116 Last 90 days 5.06 104 Last 6 months 5.40 153 Since 01/01/2011 6.43 169 Since IPO (10/16/2009) 8.31 254 28-Oct-11 11-Nov-11 25-Nov-11 13-Dec-11 $3.00 $4.00 $5.00 $6.00 $7.00 0 250 500 750 1,000 Current price (12/13/11) $3.88 Closing high price (10/20/09) 16.25 Closing low price (10/7/11) 3.75 Average volume (000s) 254

Source: FactSet. Note: Other Online Real Estate Services include Move and Rightmove. Offline Real Estate Services include CBRE Group, CoStar Group, Hopefluent Group Holdings, Jones Lang LaSalle, Midland Holdings and Savills. Since Cardinal IPO on Oct 16, 2009 Cardinal (73%) NASDAQ 20% Other Online Real Estate Services 23% Offline Real Estate Services 9% Eagle (79%) (60%) (3%) (1%) (27%) (71%) Since Jan 1, 2011 SFUN (25%) Relative trading performance Cardinal NYSE 2% (9%) 1-Jan-11 11-Mar-11 19-May-11 27-Jul-11 4-Oct-11 13-Dec-11 20 40 60 80 100 120 140 Stock price returns Since IPO (10/16/2009) Since 01/01/2010 Since 01/01/2011 Since 10/28/2011 Cardinal (73%) (65%) (60%) (28%) Eagle (79%) (76%) (71%) (47%) NASDAQ Comp. 20% 14% (3%) (6%) NYSE Comp. 2% 1% (9%) (7%) SouFun NA NA (25%) 1% Other Online Real Estate Services 23% 60% (1%) (16%) Offline Real Estate Services 9% 5% (27%) (8%) 16-Oct-09 22-Jan-10 30-Apr-10 6-Aug-10 12-Nov-10 18-Feb-11 30-May-11 5-Sep-11 13-Dec-11 0 20 40 60 80 100 120 140 160 180 Cardinal Eagle NASDAQ Comp. NYSE Comp. Other Online Real Estate Services Offline Real Estate Services

B. Selected companies analysis

# Selected companies trading statistics

## Cardinal

***(US$MM, except per share amounts)***

| | Trading performance | | | FD capitalization | | FD aggregate value / | | | | | | Price / | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | Stock price | Disc. / Prem. to LTM | | Equity market | Aggr. market | Revenue | | | EBIT | | | EPS | | |
| Company | 12/ 13/ 11 | High | Low | value | value | CY11 | CY12 | CY13 | CY11 | CY12 | CY13 | CY11 | CY12 | CY13 |
| **Cardinal (Street)** | **$3.88** | **(60%)** | **3%** | **$557** | **$267** | **1.1x** | **0.9x** | **0.8x** | **5.5x** | **4.0x** | **3.3x** | **12.8x** | **9.2x** | **7.9x** |
| **Eagle (Street)** | **4.40** | **(73%)** | **0%** | **353** | **271** | **0.7x** | **0.5x** | **0.4x** | **18.3x** | **4.0x** | **2.4x** | **NM** | **7.8x** | **5.4x** |
| ***China Online Real Estate Serivces*** | | | | | | | | | | | | | | |
| SouFun Holdings Ltd. | $13.41 | (50%) | 46% | $1,109 | $1,140 | 3.3x | 2.8x | 2.3x | 8.0x | 7.0x | 5.6x | 9.7x | 8.0x | 6.4x |
| ***Other Online Real Estate Services*** | | | | | | | | | | | | | | |
| Rightmove PLC | $18.65 | (18%) | 61% | $2,177 | $2,149 | 14.2x | 12.5x | 11.1x | 20.7x | 17.7x | 15.6x | 26.4x | 22.1x | 18.5x |
| Move Inc. | 5.93 | (48%) | 13% | 230 | 197 | 1.0x | 1.0x | 1.0x | 16.0x | 17.6x | 9.5x | 27.8x | 17.8x | 13.5x |
| Median | | (33%) | 37% | | | 7.6x | 6.7x | 6.1x | 18.4x | 17.7x | 12.5x | 27.1x | 20.0x | 16.0x |
| Mean | | (33%) | 37% | | | 7.6x | 6.7x | 6.1x | 18.4x | 17.7x | 12.5x | 27.1x | 20.0x | 16.0x |
| ***Offline Real Estate Services*** | | | | | | | | | | | | | | |
| CBRE Group Inc | $14.76 | (50%) | 15% | $4,886 | $6,866 | 1.1x | 1.0x | 1.0x | 10.7x | 8.9x | 7.7x | 14.5x | 11.5x | 9.4x |
| Jones Lang LaSalle Inc. | 57.81 | (46%) | 23% | 2,589 | 3,388 | 1.0x | 0.9x | 0.8x | 12.0x | 10.0x | 8.8x | 12.8x | 10.5x | 9.5x |
| CoStar Group Inc. (1) | 64.72 | (11%) | 39% | 1,664 | 1,081 | 4.3x | 4.0x | 3.6x | 58.0x | 24.3x | NA | NM | 58.3x | 43.1x |
| Savills PLC | 4.79 | (31%) | 21% | 636 | 571 | 0.5x | 0.5x | 0.5x | 6.2x | 5.7x | 5.2x | 10.9x | 9.9x | 8.7x |
| Midland Holdings Ltd. | 0.50 | (45%) | 30% | 361 | 185 | 0.4x | 0.4x | 0.4x | 3.8x | 4.1x | 4.8x | 9.1x | 9.1x | 9.3x |
| Hopefluent Group Holdings Ltd. | 0.17 | (71%) | 5% | 77 | 50 | 0.2x | 0.2x | 0.2x | 1.4x | 1.2x | 1.1x | 2.7x | 2.4x | 2.1x |
| Median | | (46%) | 22% | | | 0.7x | 0.7x | 0.7x | 8.4x | 7.3x | 5.2x | 10.9x | 10.2x | 9.4x |
| Mean | | (42%) | 22% | | | 1.3x | 1.2x | 1.1x | 15.3x | 9.0x | 5.5x | 10.0x | 17.0x | 13.7x |
| Overall Median | | (46%) | 23% | | | 1.0x | 1.0x | 1.0x | 10.7x | 8.9x | 6.7x | 11.9x | 10.5x | 9.4x |
| Overall Mean | | (41%) | 28% | | | 2.9x | 2.6x | 2.3x | 15.2x | 10.7x | 7.3x | 14.3x | 16.6x | 13.4x |

Source: Selected companies statistics based on I/B/E/S consensus estimates and Wall Street research.

(1) CoStar not pro forma for acquisition of LoopNet announced on Apr 27, 2011. The transaction has not yet closed.

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NTM AV / EBIT Historical market multiples Cardinal NTM P / E (1) LoopNet multiples until announcement of acquisition by CoStar on April 27, 2011. (1) – 5.0x 10.0x 15.0x 20.0x 25.0x 30.0x 35.0x 40.0x 1/1/08 5/24/08 10/15/08 3/8/09 7/30/09 12/21/09 5/14/10 10/5/10 2/26/11 7/20/11 – 20.0x 40.0x 60.0x 80.0x 1/1/08 5/24/08 10/15/08 3/8/09 7/30/09 12/21/09 5/14/10 10/5/10 2/26/11 7/20/11 Cardinal Eagle SouFun CoStar LoopNet Multiples Cardinal Eagle SouFun CoStar LoopNet (1) Low Avg. High Low Avg. High Low Avg. High Low Avg. High Low Avg. High Since 01/01/2008 NA NA NA 5.0x 13.7x 33.2x NA NA NA 18.0x 44.9x 80.9x 9.4x 31.9x 59.5x Since 01/01/2009 NA NA NA 5.3x 14.0x 28.4x NA NA NA 18.0x 48.2x 80.9x 12.4x 37.3x 59.5x Since 01/01/2010 6.8x 14.4x 23.4x 5.3x 11.8x 17.6x NA NA NA 37.4x 55.6x 80.9x 35.2x 44.7x 59.5x Since 01/01/2011 6.8x 11.3x 15.8x 5.3x 9.9x 13.8x 5.5x 13.7x 22.3x 49.6x 61.2x 80.9x 35.2x 47.1x 59.5x Multiples Cardinal Eagle SouFun CoStar LoopNet (1) Low Avg. High Low Avg. High Low Avg. High Low Avg. High Low Avg. High Since 01/01/2008 NA NA NA 2.5x 9.7x 22.6x NA NA NA 7.7x 19.3x 37.9x 4.0x 12.8x 22.7x Since 01/01/2009 NA NA NA 3.7x 10.0x 19.5x NA NA NA 7.8x 20.2x 37.9x 5.0x 14.4x 22.7x Since 01/01/2010 2.8x 12.5x 24.8x 3.7x 9.0x 13.5x NA NA NA 13.4x 23.1x 37.9x 12.3x 17.2x 22.7x Since 01/01/2011 2.8x 6.9x 12.2x 3.7x 7.4x 11.5x 4.6x 10.4x 15.6x 13.4x 24.3x 37.9x 14.1x 18.3x 22.7x

# Preliminary selected companies valuation analysis
## Cardinal

*(US$MM, except per share amounts)*

| | Cardinal | Cardinal | | Selected | | | Implied Cardinal preliminary value | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | | multiple range | | | FD aggregate value | | | FD equity value [3] | | | Equity value per share [4] | | |
| | Case | Unaffected [1] | Current [2] | Low | - | High | Low | - | High | Low | - | High | Low | - | High |
| CY12E EBIT | $69.2 | 5.2x | 4.0x | 5.0x | - | 7.0x | $346 | - | $484 | $636 | - | $775 | $4.40 | - | $5.30 |
| CY12E EPS | $0.41 | 8.9x | 9.2x | 9.0x | - | 14.0x | $243 | - | $559 | $533 | - | $849 | $3.72 | - | $5.79 |
| **Implied reference range (mean)** | | | | | | | | | | | | | **$4.06** | **-** | **$5.55** |
| *Implied premium / (discount) to proposal (Dec 13, 2011) of $4.24* [5] | | | | | | | | | | | | | *(4%)* | */* | *31%* |
| *Implied premium / (discount) to current price (Dec 13, 2011) of $3.88* | | | | | | | | | | | | | *5%* | */* | *43%* |
| Implied FD equity value [4] | | | | | | | | | | | | | $585 | | $812 |
| Implied FD aggregate value [3] | | | | | | | | | | | | | 294 | | 522 |

(1) As of October 27, 2011 based on Wall Street consensus estimates.
(2) As of December 13, 2011 based on Wall Street consensus estimates.
(3) Based on Cardinal net cash of $290.2MM per Cardinal 6-K for the period ended September 30, 2011.
(4) Based on Cardinal shares outstanding of 140.3MM per 6-K for the period ended September 30, 2011, and restricted stock of 0.2MM and options table as of November 10, 2011 provided by Eagle management.
(5) Based on $1.60 of cash and fixed exchange ratio of 0.6 Eagle shares per Cardinal share at Eagle price of $4.40 as of December 13, 2011.

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C. Discounted cash flow analysis

# Preliminary DCF analysis

## Cardinal

***(US$MM, except per share amounts)***

| | Cardinal Case | | | | | | CAGR |
|---|---|---|---|---|---|---|---|
| | Q4 2011E | CY2012E | CY2013E | CY2014E | CY2015E | CY2016E *(Terminal Yr.)* | 12E - 16E |
| Revenue | $68.4 | $290.8 | $333.1 | $373.1 | $402.9 | $431.1 | 10% |
| *% Y-o-Y Growth* | *10%* | *23%* | *15%* | *12%* | *8%* | *7%* | |
| EBITDA | 11.0 | 90.9 | 106.5 | 111.1 | 111.6 | 119.0 | 7% |
| *% Margin* | *16%* | *31%* | *32%* | *30%* | *28%* | *28%* | |
| EBIT [1] | 5.8 | 70.9 | 87.4 | 98.7 | 106.4 | 113.8 | 13% |
| *% Margin* | *9%* | *24%* | *26%* | *26%* | *26%* | *26%* | |
| Tax effect | 0.8 | 10.6 | 14.9 | 16.8 | 18.1 | 19.3 | |
| *Tax Rate* | *13%* | *15%* | *17%* | *17%* | *17%* | *17%* | |
| NOPAT | 5.1 | 60.2 | 72.5 | 81.9 | 88.3 | 94.4 | 12% |
| Plus: Depreciation | 5.1 | 20.1 | 19.1 | 12.5 | 5.2 | 5.2 | |
| Less: Capital expenditures | (5.0) | (22.9) | (27.0) | (17.4) | (12.1) | (12.1) | |
| Less: Working capital increase | 0.3 | (18.6) | (14.6) | (13.8) | (10.3) | (9.7) | |
| **Unlevered free cash flow** | **$5.5** | **$38.8** | **$50.1** | **$63.2** | **$71.2** | **$77.8** | 19% |
| *% Growth* | - | - | *29%* | *26%* | *13%* | *9%* | |

| | Illustrative present value | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| **Discount rate:** | 14.0% | | | 17.0% | | | 20.0% | | |
| **Terminal NTM EBIT multiple:** | 4.0x | 5.0x | 6.0x | 4.0x | 5.0x | 6.0x | 4.0x | 5.0x | 6.0x |
| PV of unlevered FCF (Q4 2011E - CY2015E) | $168 | $168 | $168 | $159 | $159 | $159 | $150 | $150 | $150 |
| PV of terminal value (CY2016E & beyond) | 261 | 326 | 391 | 233 | 292 | 350 | 210 | 262 | 314 |
| *% of aggregate value in terminal value* | *61%* | *66%* | *70%* | *60%* | *65%* | *69%* | *58%* | *64%* | *68%* |
| Implied aggregate value | 429 | 494 | 559 | 392 | 450 | 509 | 359 | 412 | 464 |
| Less: Net debt/(cash) [2] | (290) | (290) | (290) | (290) | (290) | (290) | (290) | (290) | (290) |
| Implied equity value | 719 | 784 | 849 | 682 | 740 | 799 | 650 | 702 | 754 |
| **Implied price per share [3]** | **$4.94** | **$5.37** | **$5.79** | **$4.70** | **$5.08** | **$5.46** | **$4.49** | **$4.83** | **$5.17** |
| *Premium/(discount) to current [4]* | *27%* | *38%* | *49%* | *21%* | *31%* | *41%* | *16%* | *24%* | *33%* |

Source: Projections per Cardinal management.

Note: Present value assumes mid-year convention. Figures exclude stock-based compensation, amortization of intangibles and non-recurring charges.

(1) Includes other income/expenses.

(2) Based on Cardinal 6-K for the period ended September 30, 2011.

(3) Based on Cardinal shares outstanding of 140.3MM per 6-K for the period ended September 30, 2011, and restricted stock of 0.2MM and options table as of November 10, 2011 provided by Eagle management.

(4) Based on Cardinal stock price of $3.88 as of December 13, 2011.

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3. Eagle valuation analysis

A. Trading and financial overview

# Historical and projected financial performance

## Eagle

***(US$MM, except per share amounts)***

| | Eagle quarterly financial performance | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| | FY2010A | | | | FY2011E | | | |
| | Mar-10A | Jun-10A | Sep-10A | Dec-10A | Mar-11A | Jun-11A | Sep-11A | Dec-11E |
| Revenue | $71.4 | $71.2 | $88.6 | $125.2 | $83.3 | $91.6 | $109.3 | $107.0 |
| Gross profit | 54.6 | 50.9 | 64.8 | 92.8 | 58.6 | 59.9 | 65.7 | 63.1 |
| Non-GAAP EBIT | 25.6 | 15.6 | 23.2 | 36.8 | 10.3 | 7.3 | 7.2 | (15.1) |
| EBITDA | 28.3 | 19.8 | 25.9 | 38.2 | 12.0 | 7.6 | 7.7 | (8.0) |
| Non-GAAP net income | 22.9 | 21.3 | 20.8 | 28.8 | 10.5 | 7.8 | 5.3 | (14.4) |
| Non-GAAP net income to Eagle s/h | 17.8 | 13.9 | 13.2 | 20.9 | 7.5 | 2.3 | (0.5) | (16.4) |
| Non-GAAP EPS | $0.22 | $0.17 | $0.16 | $0.26 | $0.09 | $0.03 | ($0.01) | ($0.21) |
| Average shares | 81.1 | 81.1 | 81.3 | 81.7 | 81.6 | 81.4 | 79.1 | 79.3 |
| ***Margins*** | | | | | | | | |
| *Gross profit* | *76%* | *71%* | *73%* | *74%* | *70%* | *65%* | *60%* | *59%* |
| *Non-GAAP EBIT* | *36%* | *22%* | *26%* | *29%* | *12%* | *8%* | *7%* | *(14%)* |
| *EBITDA* | *40%* | *28%* | *29%* | *31%* | *14%* | *8%* | *7%* | *(7%)* |
| *Tax rate* | *17%* | *NM* | *18%* | *22%* | *3%* | *NM* | *NM* | *NM* |
| *Non-GAAP net income to Eagle s/h* | *25%* | *19%* | *15%* | *17%* | *9%* | *2%* | *(0%)* | *(15%)* |
| ***Growth rates*** | | | | | | | | |
| *Revenue Y/Y* | - | - | - | - | *17%* | *29%* | *23%* | *(15%)* |
| *Revenue Q/Q* | - | *(0%)* | *24%* | *41%* | *(33%)* | *10%* | *19%* | *(2%)* |
| *Operating income Y/Y* | - | - | - | - | *(60%)* | *(53%)* | *(69%)* | *NM* |
| *Operating income Q/Q* | - | *(39%)* | *49%* | *58%* | *(72%)* | *(29%)* | *(1%)* | *NM* |

| | Eagle annual financial performance | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| | | | Calendar year | | | | | | |
| | LTM | NTM | 2010A | 2011E | 2012E | 2013E | 2014E | 2015E | 2016E |
| Revenue | $409.4 | $475.4 | $356.5 | $391.2 | $507.1 | $592.5 | $671.1 | $739.2 | $790.9 |
| Gross profit | 277.0 | 319.5 | 263.1 | 247.3 | 346.0 | 409.7 | 470.1 | 518.3 | 554.6 |
| Non-GAAP EBIT | 61.6 | 66.5 | 101.2 | 9.7 | 85.4 | 125.8 | 159.9 | 184.7 | 197.6 |
| EBITDA | 65.5 | 93.2 | 112.2 | 19.3 | 114.7 | 155.8 | 184.5 | 201.6 | 214.9 |
| Non-GAAP net income | 52.4 | 56.4 | 93.9 | 9.2 | 75.4 | 105.6 | 131.1 | 149.8 | 159.9 |
| Non-GAAP net income to Eagle s/h | 30.2 | 28.0 | 65.8 | (7.1) | 45.3 | 66.9 | 87.7 | 102.8 | 109.6 |
| Non-GAAP EPS | $0.37 | $0.35 | $0.81 | ($0.09) | $0.57 | $0.83 | $1.07 | $1.24 | $1.31 |
| Average shares | 80.9 | 79.8 | 81.3 | 80.4 | 80.0 | 81.0 | 82.0 | 83.0 | 84.0 |
| ***Margins*** | | | | | | | | | |
| *Gross profit* | *68%* | *67%* | *74%* | *63%* | *68%* | *69%* | *70%* | *70%* | *70%* |
| *Non-GAAP EBIT* | *15%* | *14%* | *28%* | *2%* | *17%* | *21%* | *24%* | *25%* | *25%* |
| *EBITDA* | *16%* | *20%* | *31%* | *5%* | *23%* | *26%* | *27%* | *27%* | *27%* |
| *Tax rate* | *9%* | *24%* | *14%* | *NM* | *18%* | *20%* | *21%* | *22%* | *22%* |
| *Non-GAAP net income to Eagle s/h* | *7%* | *6%* | *18%* | *(2%)* | *9%* | *11%* | *13%* | *14%* | *14%* |
| ***Growth rates*** | | | | | | | | | |
| *Revenue Y/Y* | - | *16%* | *19%* | *10%* | *30%* | *17%* | *13%* | *10%* | *7%* |
| *Revenue Q/Q* | - | - | - | - | - | - | - | - | - |
| *Operating income Y/Y* | - | *8%* | *(17%)* | *(90%)* | *783%* | *47%* | *27%* | *16%* | *7%* |
| *Operating income Q/Q* | - | - | - | - | - | - | - | - | - |

Source: Projections per Eagle management.
Note: Figures exclude stock-based compensation, amortization of intangibles and non-recurring charges.

### Revenue

- Eagle is expecting 10% revenue growth in 2011E vs. 19% in 2010E and 36% 2011E revenue growth for Cardinal. This is largely due to the underperformance of Eagle's primary and secondary brokerage businesses given the current adverse conditions in the China real estate market
- Eagle expects improved revenue growth in 2012E and 2013E due to expected improvement in the China real estate market
- Growth rates are expected to stabilize as the China real estate market and Cardinal revenue growth normalize

### Expenses

- Cost of revenues and SG&A expenses as a percentage of revenue are expected to decrease over time as Eagle scales revenue and cuts expenses, leading to improving non-GAAP EBIT and net income margins
  - Eagle has been closing non-profitable shops for the brokerage business in an effort to cut expenses
  - Eagle also expects to see improvements in expenses as the company secures contracts at better terms with real estate developers

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Historical and projected financial performance Eagle excluding Cardinal Revenue Eagle ex-Cardinal business primarily driven by primary agency business (~90% of revenue). Secondary agency business will continue to account for a small part of Eagle's non-Cardinal business 2011 expected to be a trough year in Eagle brokerage business, including weak Q4 (typically a very strong quarter) Government policy tightening Credit tightening – longer mortgage approvals delay closings (3.5MM square meters in Gross Floor Area (GFA) sold during Q1-Q3 2011 has not been recognized as revenue) Revenue growth in 2012 based upon: Improving commission dynamics Potential for further upside depending on market environment EBIT In 2011, margins are expected to bottom out given the cyclicality of the real estate sector and continued macro tightening Eagle ex-Cardinal revenue breakdown Commentary Eagle ex-Cardinal selected operating data 2010 2011 Primary RE Agency Services 28 (US$MM) 2008A 2009A 2010A 2011E 2012E 2013E 2014E 2015E 2016E Revenue $104.4 $212.6 $196.8 $173.0 $236.2 $280.4 $320.0 $359.5 $384.3 % growth (7%) 104% (7%) (12%) 37% 19% 14% 12% 7% Non-GAAP EBIT $22.7 $83.3 $56.4 ($16.5) $36.1 $61.1 $84.9 $103.1 $110.0 % margin 22% 39% 29% (10%) 15% 22% 27% 29% 29% Source: Projections per Eagle management. Note: Figures exclude stock-based compensation, amortization of intangibles and non-recurring charges. (US$MM, unless otherwise noted) 2006A 2007A 2008A 2009A 2010A LTM Primary real estate agency service GFA of new properties sold (1) 1,955 3,985 4,115 11,098 11,935 13,438 % growth 52% 104% 3% 170% 8% 18% Value of new properties sold 2,037 3,929 4,478 12,732 15,791 18,691 % growth 51% 93% 14% 184% 24% 37% Source: Eagle public filings. (1) Total Gross Floor Area in thousands of square meters. $47 $37 $45 $67 $45 $39 $45 Q1 Q2 Q3 Q4 Q1 Q2 Q3 90% 85% 87% 89% 87% 85% 89% 9% 13% 11% 10% 12% 14% 10% Implied GFA of new properties sold in 2012 (in 000s of square meters) % of GFA Sell-through rate delayed 30% 35% 40% 45% 50% 0% 15,500 17,500 19,500 21,500 23,500 5% 14,900 16,800 18,700 20,600 22,500 10% 14,300 16,100 17,900 19,700 21,500 15% 13,700 15,400 17,100 18,800 20,500 20% 13,100 14,700 16,300 17,900 19,500 Note: Assumes 3.5MM square meters of GFA delayed as of September 30, 2011 will be recognized in 2012 and GFA pipeline of 40MM square meters per Q3 2011 earnings call.

Actual results vs. Wall Street analyst expectations Eagle Actual revenue vs. analyst consensus estimates Actual non-GAAP fully diluted earnings vs. analyst consensus estimates ($MM) 4.7% 5.6% 7.2% 10.2% 7.4% ($0.02) 9.1% 12.9% 7.5% $0.00 ($0.01) ($0.05) ($0.01) Source: FactSet and Cardinal public filings. Note: Consensus estimates represent I/B/E/S consensus estimates per FactSet, 20 days after announcement of prior quarter’s results unless otherwise noted. 9.8% ($0.12) $0.46 $0.42 $0.22 $0.17 $0.16 $0.25 $0.09 $0.03 NA NA NA $0.17 $0.17 $0.30 $0.11 $0.04 $0.11 ($0.01) ($0.05) $0.05 $0.15 $0.25 $0.35 $0.45 $0.55 Q3'09 Q4'09 Q1'10 Q2'10 Q3'10 Q4'10 Q1'11 Q2'11 Q3'11 Consensus Actual $86.2 $117.1 $71.4 $71.2 $88.6 $125.2 $83.3 $91.6 $109.3 $79.0 $103.7 $66.4 $67.4 $80.4 $116.5 $79.5 $85.5 $99.6 $0 $25 $50 $75 $100 $125 $150 Q3'09 Q4'09 Q1'10 Q2'10 Q3'10 Q4'10 Q1'11 Q2'11 Q3'11

# Summary of analyst estimates

## Eagle

### Current

*($MM, except per share amounts)*

| | | Non-GAAP | | | | | | | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | Revenue | | | | EBIT | | | | Net Income | | | | EPS | | | | |
| Date | Company | Q4 11E | FY11E | FY12E | FY13E | Q4 11E | FY11E | FY12E | FY13E | Q4 11E | FY11E | FY12E | FY13E | Q4 11E | FY11E | FY12E | FY13E |
| 11/29/2011 | Goldman Sachs | $103 | $387 | $549 | $622 | - | - | - | - | ($19) | ($10) | $44 | $66 | - | ($0.12) | $0.55 | $0.82 |
| 11/23/2011 | William Blair | 103 | 387 | 521 | 679 | $2 | $27 | $65 | - | 2 | 11 | 42 | 61 | $0.03 | 0.14 | 0.53 | 0.75 |
| 11/23/2011 | Deutsche Bank | 100 | 384 | 505 | 625 | - | - | - | - | (17) | (8) | 40 | 70 | - | (0.09) | 0.50 | 0.87 |
| 11/23/2011 | Credit Suisse | 100 | 385 | 529 | 625 | - | - | - | - | (2) | 7 | 55 | 71 | - | 0.09 | 0.68 | 0.86 |
| 11/23/2011 | Bank of America Merill Lynch | 127 | 411 | 511 | 594 | - | - | - | - | 2 | 11 | 57 | 67 | - | 0.14 | 0.71 | 0.83 |
| 11/22/2011 | Oppenheimer | 103 | 388 | 472 | 555 | (22) | 3 | 69 | $112 | (21) | (11) | 37 | 64 | (0.26) | (0.14) | 0.47 | 0.81 |
| 11/22/2011 | Jefferies | 101 | 385 | 463 | 534 | - | - | - | - | (15) | (6) | 42 | 61 | - | (0.07) | 0.53 | 0.76 |
| | **Median** | **$103** | **$387** | **$511** | **$622** | **($10)** | **$15** | **$67** | **$112** | **($15)** | **($6)** | **$42** | **$66** | **($0.12)** | **($0.07)** | **$0.53** | **$0.82** |
| | **Mean** | **105** | **390** | **507** | **605** | **(10)** | **15** | **67** | **112** | **(10)** | **(1)** | **45** | **66** | **(0.12)** | **(0.01)** | **0.57** | **0.81** |
| | **Eagle Case** | **$107** | **$391** | **$507** | **$593** | **($15)** | **$10** | **$85** | **$126** | **($16)** | **($7)** | **$45** | **$67** | **($0.21)** | **($0.09)** | **$0.57** | **$0.83** |

Source: Analyst estimates per Wall Street analyst research and FactSet.

### Prior to Q3'11 earnings announcement

*($MM, except per share amounts)*

| | | Non-GAAP | | | | | | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | Revenue | | | | EBIT | | | | Net Income | | | | EPS | | | |
| Date | Company | Q4 11E | FY11E | FY12E | FY13E | Q4 11E | FY11E | FY12E | FY13E | Q4 11E | FY11E | FY12E | FY13E | Q4 11E | FY11E | FY12E | FY13E |
| 11/07/2011 | T.H. Capital | $139 | $423 | $542 | $639 | - | $12 | $20 | $35 | - | $38 | $56 | $72 | $0.25 | $0.47 | $0.69 | $0.88 |
| 10/27/2011 | Oppenheimer | 138 | 423 | 512 | - | 17 | 45 | 111 | - | $3 | 14 | 57 | - | 0.03 | 0.18 | 0.70 | - |
| 09/09/2011 | William Blair | 125 | 409 | 554 | - | 29 | 66 | 149 | - | 14 | 35 | 93 | - | 0.18 | 0.43 | 1.13 | - |
| 08/22/2011 | Bank of America Merill Lynch | - | 421 | 547 | 673 | - | - | - | - | - | 29 | 70 | 112 | - | 0.36 | 0.85 | $1.36 |
| 08/18/2011 | Credit Suisse | - | 407 | 502 | 573 | - | - | - | - | - | 53 | 77 | 92 | - | 0.64 | 0.94 | 1.12 |
| 08/18/2011 | Deutsche Bank | - | 429 | 542 | - | - | - | - | - | - | 40 | 68 | - | - | 0.50 | 0.85 | - |
| 08/18/2011 | Maxim Group | 148 | 430 | 574 | - | 41 | 72 | 135 | - | 23 | 40 | 74 | - | 0.28 | 0.49 | 0.92 | - |
| 08/17/2011 | Goldman Sachs | 138 | 392 | 539 | 630 | - | 15 | 27 | 56 | - | 17 | 20 | 29 | - | 0.20 | 0.25 | 0.36 |
| 08/17/2011 | Jefferies | - | 397 | 467 | 541 | - | 24 | 55 | 86 | - | 39 | 58 | 77 | - | 0.48 | 0.72 | 0.96 |
| | **Median [1]** | **$138** | **$421** | **$542** | **$630** | **$29** | **$66** | **$135** | **NA** | **$14** | **$38** | **$70** | **$85** | **$0.22** | **$0.47** | **$0.85** | **$1.04** |
| | **Mean [1]** | **138** | **414** | **531** | **611** | **29** | **61** | **132** | **NA** | **13** | **35** | **69** | **88** | **0.19** | **0.44** | **0.85** | **1.08** |

Source: FactSet and Wall Street analyst research.
Note: (1) GAAP numbers (shown in dotted line) are not included in median and mean.

GAAP

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# Analyst ratings and commentary

## Eagle

| | Current | | | | | Prior to Q3'11 earnings release | | |
|---|---|---|---|---|---|---|---|---|
| Company | Date | Rating | Price target | Implied premium / (discount) to current price [1] | Valuation methodologies | Rating | Price target | Valuation methodologies |
| Goldman Sachs | 11/29/11 | Neutral | $6.02 | 37% | 11.0x 2012 non-GAAP EPS | Neutral | $8.00 | 11.0x 2012 non-GAAP EPS |
| William Blair | 11/23/11 | Market perform | - | NA | Non-GAAP EPS (no price target) | Market perform | - | Non-GAAP EPS (no price target) |
| Maxim Group | 11/23/11 | Sell | 5.00 | 14% | 14.1x PF 2012 non-GAAP EPS | Hold | - | Non-GAAP EPS (no price target) |
| Deutsche Bank | 11/23/11 | Buy | 9.50 | 116% | 19.0x 2012 non-GAAP EPS | Buy | 17.00 | 14.5x 2012 non-GAAP EPS |
| Credit Suisse | 11/23/11 | Restricted | - | NA | Non-GAAP EPS (no price target) | Outperform | 8.10 | 10.0x 2012 non-GAAP EPS |
| Bank of America Merill Lynch | 11/23/11 | Buy | 8.00 | 82% | 11.3x 2012 non-GAAP EPS | Buy | 9.20 | 11.0x 2012 non-GAAP EPS |
| Oppenheimer | 11/22/11 | Outperform | 10.00 | 127% | 11.9x 2012 non-GAAP EPS + $4.40 cash/share | Outperform | 10.00 | 7.3x 2012 non-GAAP EPS + $4.87 cash/share |
| Jefferies | 11/22/11 | Buy | 7.40 | 68% | 14.0x 2012 non-GAAP EPS | Buy | 10.80 | 15.0x 2012 non-GAAP EPS |
| T.H. Capital | 11/03/11 | Hold | - | NA | NA | - | - | NA |
| **Mean** | | | **$7.65** | **74%** | | | **$10.52** | |
| **Median** | | | **7.70** | **75%** | | | **9.60** | |

Source: Wall Street analyst research and FactSet.
Note: Dotted line represents Eagle Q3 earnings announcement. Current mean and median exclude pre Q3 earnings release reports.
(1) Based on Eagle share price of $4.40 as of December 13, 2011.

"We believe **the proposal is overall positive for Eagle from an earnings accretion and management efficiency enhancement** point of views. Although the proposal will not change the fundamentals of the businesses as Cardinal's brand name will be maintained for the information / consultancy products, **there is a clear synergy between the agency and information/consulting units**... the **less cyclical nature of the information/consulting businesses should help to cushion Eagle's more volatile real estate agency business**, particularly in the current uncertain market condition."

"**While we expect the next few quarters to remain challenging, we believe Eagle is well positioned for the long run**. The company has continued to expand its project pipeline and **expects to have more than 40 million square meters available for sale for 2012**. In addition, we believe the terms of the new projects signed under the current market environment are on average more favorable than the projects Eagle has been working on in recent quarters. **Given the scalable nature of the agency business, there is potential for operating leverage** once the market starts to recover, in our view." *- William Blair (November 23, 2011)*

"By engaging in the property agency business, **Eagle asset-light model does not need to bear the risk of holding a land bank, but is still able to ride market upturns**, in our view... On the back of credit tightening, **mortgage applications have lengthened to up to three months** (from one to one-and-one half months). In many cases, Eagle can only recognize revenue upon 'successful sale', i.e. when banks release mortgage loan proceeds. We now expect Eagle to record its first full-year loss in 2011... Nevertheless, **we expect Eagle to return to profit from 2012 onward**." *- Deutsche Bank (November 23, 2011)*

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Source: FactSet. Note: denotes earnings announcement. E Historical trading performance since IPO Eagle Share price ($) Volume (000s) E E E E E E E E E E E E E E E E E Since Oct 28, 2011 8-Aug-07 22-Feb-08 8-Sep-08 25-Mar-09 9-Oct-09 26-Apr-10 11-Nov-10 27-May-11 13-Dec-11 .00 4.75 9.50 14.25 19.00 23.75 28.50 33.25 38.00 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 Volume Price Current price (12/13/11) $4.40 Closing high price (10/31/07) 35.50 Closing low price (11/20/08) 4.22 Average volume (000s) 803 28-Oct-11 11-Nov-11 25-Nov-11 13-Dec-11 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 0 400 800 1,200 1,600 2,000 Average Statistics Period Price Volume (000s) Current (12/13/2011) $4.40 424 Day prior to announcement (10/27/2011) 8.36 823 Last 5 days 5.00 403 Last 10 days 5.44 453 Last 30 days 6.26 376 Last 60 days 6.32 398 Last 90 days 6.38 414 Last 6 months 6.96 431 Since 01/01/2011 9.51 417 Since 01/01/2010 13.16 525 Since 01/01/2009 13.76 744 Since IPO (08/08/2007) 14.20 803

Source: FactSet. Note: Offline Real Estate Services include CBRE Group. Hopefluent Group, Jones Lang LaSalle, Midland Holdings and Savills. Relative trading performance Eagle Since Eagle IPO on Aug 8, 2007 NYSE (25%) Eagle (77%) Offline Real Estate Services 1% Cardinal (60%) (9%) (34%) (71%) Since Jan 1, 2011 NASDAQ (3%) SFUN (25%) 1-Jan-11 28-Mar-11 23-Jun-11 16-Sep-11 13-Dec-11 20 40 60 80 100 120 140 Stock price returns Since IPO (08/08/2007) Since 01/01/2009 Since 01/01/2010 Since 01/01/2011 Since 10/28/2011 Eagle (77%) (46%) (76%) (71%) (47%) Cardinal NA NA (65%) (60%) (28%) NYSE Composite (25%) 26% 1% (9%) (7%) NASDAQ Composite (1%) 64% 14% (3%) (6%) SouFun NA NA NA (25%) 1% Offline Real Estate Services 1% 148% (4%) (34%) (10%) 8-Aug-07 31-Jan-08 25-Jul-08 16-Jan-09 13-Jul-09 6-Jan-10 1-Jul-10 24-Dec-10 17-Jun-11 13-Dec-11 0 20 40 60 80 100 120 140 160 180 200 Eagle NYSE Composite Offline Real Estate Services

B. Selected companies analysis

# Selected companies trading statistics
## Eagle

***(US$MM, except per share amounts)***

| | Trading performance | | | FD capitalization | | FD aggregate value / | | | | | | Price / | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | Stock price | Disc. / Prem. to LTM | | Equity market | Aggr. market | Revenue | | | EBIT | | | EPS | | |
| Company | 12/13/11 | High | Low | value | value | CY11 | CY12 | CY13 | CY11 | CY12 | CY13 | CY11 | CY12 | CY13 |
| **Eagle (Street)** | **$4.40** | **(73%)** | **0%** | **$353** | **$271** | **0.7x** | **0.5x** | **0.4x** | **18.3x** | **4.0x** | **2.4x** | **NM** | **7.8x** | **5.4x** |
| **Cardinal (Street)** | **3.88** | **(60%)** | **3%** | **557** | **267** | **1.1x** | **0.9x** | **0.8x** | **5.5x** | **4.0x** | **3.3x** | **12.8x** | **9.2x** | **7.9x** |
| ***Online Real Estate Services Providers*** | | | | | | | | | | | | | | |
| SouFun Holdings Ltd. | $13.41 | (50%) | 46% | $1,109 | $1,140 | 3.3x | 2.8x | 2.3x | 8.0x | 7.0x | 5.6x | 9.7x | 8.0x | 6.4x |
| ***Offline Real Estate Services Providers*** | | | | | | | | | | | | | | |
| CBRE Group Inc | $14.76 | (50%) | 15% | $4,886 | $6,866 | 1.1x | 1.0x | 1.0x | 10.7x | 8.9x | 7.7x | 14.5x | 11.5x | 9.4x |
| Jones Lang LaSalle Inc. | 57.81 | (46%) | 23% | 2,589 | 3,388 | 1.0x | 0.9x | 0.8x | 12.0x | 10.0x | 8.8x | 12.8x | 10.5x | 9.5x |
| Savills PLC | 4.79 | (31%) | 21% | 636 | 571 | 0.5x | 0.5x | 0.5x | 6.2x | 5.7x | 5.2x | 10.9x | 9.9x | 8.7x |
| Midland Holdings Ltd. | 0.50 | (45%) | 30% | 361 | 185 | 0.4x | 0.4x | 0.4x | 3.8x | 4.1x | 4.8x | 9.1x | 9.1x | 9.3x |
| Hopefluent Group Holdings Ltd. | 0.17 | (71%) | 5% | 77 | 50 | 0.2x | 0.2x | 0.2x | 1.4x | 1.2x | 1.1x | 2.7x | 2.4x | 2.1x |
| Median | | (46%) | 21% | | | 0.5x | 0.5x | 0.5x | 6.2x | 5.7x | 5.2x | 10.9x | 9.9x | 9.3x |
| Mean | | (49%) | 19% | | | 0.7x | 0.6x | 0.6x | 6.8x | 6.0x | 5.5x | 10.0x | 8.7x | 7.8x |
| Overall Median | | (48%) | 22% | | | 0.7x | 0.7x | 0.7x | 7.1x | 6.3x | 5.4x | 10.3x | 9.5x | 9.0x |
| Overall Mean | | (49%) | 23% | | | 1.1x | 1.0x | 0.9x | 7.0x | 6.1x | 5.5x | 10.0x | 8.6x | 7.6x |

Source: Selected companies statistics based on I/B/E/S consensus estimates and Wall Street research.

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NTM AV / EBIT Historical market multiples Eagle NTM P / E 12/13/11 12/13/11 – 5.0x 10.0x 15.0x 20.0x 25.0x 30.0x 1/1/08 5/24/08 10/15/08 3/8/09 7/30/09 12/21/09 5/14/10 10/5/10 2/26/11 7/20/11 12/11/11 – 10.0x 20.0x 30.0x 40.0x 1/1/08 5/24/08 10/15/08 3/8/09 7/30/09 12/21/09 5/14/10 10/5/10 2/26/11 7/20/11 12/11/11 Cardinal Eagle Multiples Cardinal Eagle Low Avg. High Low Avg. High Since 01/01/2008 NA NA NA 5.0x 13.7x 33.2x Since 01/01/2009 NA NA NA 5.3x 14.0x 28.4x Since 01/01/2010 6.8x 14.4x 23.4x 5.3x 11.8x 17.6x Since 01/01/2011 6.8x 11.3x 15.8x 5.3x 9.9x 13.8x Multiples Cardinal Eagle Low Avg. High Low Avg. High Since 01/01/2008 NA NA NA 2.5x 9.7x 22.6x Since 01/01/2009 NA NA NA 3.7x 10.0x 19.5x Since 01/01/2010 2.8x 12.5x 24.8x 3.7x 9.0x 13.5x Since 01/01/2011 2.8x 6.9x 12.2x 3.7x 7.4x 11.5x

Preliminary selected companies valuation analysis Eagle Consolidated (US$MM, except per share amounts) Selected Implied Eagle preliminary value Eagle Eagle multiple range FD aggregate value FD equity value (3) Equity value per share (4) Case Unaffected (1) Current (2) Low - High Low - High Low - High Low - High CY12E EBIT $85.4 4.5x 4.0x 4.5x - 6.5x $384 - $555 $467 - $638 $5.80 - $7.84 CY12E EPS $0.57 9.8x 7.8x 8.0x - 13.0x $281 - $515 $364 - $598 $4.53 - $7.36 Implied reference range (mean) $5.17 - $7.60 Implied premium / (discount) to current price (Dec 13, 2011) of $4.40 17% / 73% Implied FD equity value (4) $415 - $618 Implied FD aggregate value (3) 332 - 535 (1) As of October 27, 2011 based on Wall Street consensus estimates. (2) As of December 13, 2011 based on Wall Street consensus estimates. (3) Based on Eagle net cash of $82.6MM per Cardinal 6-K for the period ended September 30, 2011. (4) Based on Eagle shares outstanding of 78.7MM per 6-K for the period ended September 30, 2011, and restricted stock of 1.6MM and options table as of November 10, 2011 provided by Eagle management.

C. Discounted cash flow analysis

# Preliminary DCF analysis

## Eagle Consolidated

***($MM, except per share amounts)***

| | Eagle Case | | | | | | CAGR |
|---|---|---|---|---|---|---|---|
| | Q4 2011E | CY2012E | CY2013E | CY2014E | CY2015E | CY2016E *(Terminal Yr.)* | 12E - 16E |
| Revenue | $107.0 | $507.1 | $592.5 | $671.1 | $739.2 | $790.9 | 12% |
| *% Y-o-Y Growth* | *(15%)* | *30%* | *17%* | *13%* | *10%* | *7%* | |
| EBITDA | (8.0) | 114.7 | 155.8 | 184.5 | 201.6 | 214.9 | 17% |
| *% Margin* | *(7%)* | *23%* | *26%* | *27%* | *27%* | *27%* | |
| EBIT (1) | (14.2) | 90.0 | 130.9 | 165.0 | 189.8 | 202.7 | 23% |
| *% Margin* | *(13%)* | *18%* | *22%* | *25%* | *26%* | *26%* | |
| Tax effect | 0.3 | 16.0 | 26.7 | 35.2 | 41.3 | 44.1 | |
| *Tax Rate* | *NM* | *18%* | *20%* | *21%* | *22%* | *22%* | |
| NOPAT | (14.5) | 74.0 | 104.2 | 129.8 | 148.5 | 158.6 | 21% |
| Plus: Depreciation | 6.2 | 24.7 | 24.9 | 19.5 | 11.8 | 12.1 | |
| Less: Capital expenditures | (5.7) | (29.3) | (35.2) | (27.0) | (22.7) | (22.7) | |
| Less: Working capital increase | 0.5 | (27.2) | (20.1) | (18.5) | (16.0) | (12.2) | |
| **Unlevered free cash flow** | **($13.4)** | **$42.1** | **$73.9** | **$103.8** | **$121.5** | **$135.8** | 34% |
| *% Growth* | - | - | *75%* | *40%* | *17%* | *12%* | |

| Illustrative present value | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| **Discount rate:** | **15.0%** | | | **18.5%** | | | **22.0%** | | |
| **Terminal NTM EBIT multiple:** | **3.5x** | **4.5x** | **5.5x** | **3.5x** | **4.5x** | **5.5x** | **3.5x** | **4.5x** | **5.5x** |
| PV of unlevered FCF (Q4 2011E - CY2015E) | $225 | $225 | $225 | $208 | $208 | $208 | $193 | $193 | $193 |
| PV of terminal value (CY2016E & beyond) | 391 | 503 | 615 | 345 | 443 | 542 | 304 | 391 | 478 |
| *% of aggregate value in terminal value* | *63%* | *69%* | *73%* | *62%* | *68%* | *72%* | *61%* | *67%* | *71%* |
| Implied aggregate value | 617 | 729 | 840 | 553 | 651 | 750 | 498 | 585 | 672 |
| Less: Net debt/(cash) (2) | (83) | (83) | (83) | (83) | (83) | (83) | (83) | (83) | (83) |
| Implied equity value | 699 | 811 | 923 | 636 | 734 | 832 | 580 | 667 | 754 |
| **Implied price per share (3)** | **$8.58** | **$9.92** | **$11.25** | **$7.81** | **$8.99** | **$10.17** | **$7.15** | **$8.19** | **$9.23** |
| *Premium/(discount) to current (4)* | *95%* | *125%* | *156%* | *78%* | *104%* | *131%* | *63%* | *86%* | *110%* |

Source: Projections per Eagle management.

Note: Present value assumes mid-year convention. Figures exclude stock-based compensation, amortization of intangibles and non-recurring charges.

(1) Includes other income/expenses.

(2) Based on Eagle 6-K for the period ended September 30, 2011.

(3) Based on Eagle shares outstanding of 78.7MM per 6-K for the period ended September 30, 2011, and restricted stock of 1.6MM and options table as of November 10, 2011 provided by Eagle management.

(4) Based on Eagle stock price of $4.40 as of December 13, 2011.

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Preliminary illustrative valuation sensitivity of Eagle excluding Cardinal business Based on discounted cash flow analysis Based on selected companies analysis Terminal NTM EBIT multiple range 3.5 – 5.5x Discount rate range 15.0 – 22.0% Eagle consolidated CY12E EBIT multiple range 4.5 – 6.5x Eagle consolidated (1) Based on present value of unlevered free cash flows from Q4'11E through CY2015E and terminal value as of December 31, 2015. Present value as of September 30, 2011. Assumes mid-period cash flow conversion. (2) Assumes net cash of $59MM based on excess of Eagle cash of $354MM per Eagle 6-K for the period ended September 30, 2011 over Cardinal net cash of $290MM per Cardinal 6-K for the period ended September 30, 2011, less minority interest not attributable to Cardinal of $5MM, less cash consideration of $103MM to Cardinal minority holders payable under the transaction. (US$MM) Implied Eagle ex-Cardinal FD equity value excluding cash consideration of $103MM to Cardinal minority holders (1) (2) Illustrative terminal NTM Illustrative discount rate EBIT multiple 14.0% 17.0% 20.0% 23.0% 2.0x $207 $184 $165 $147 3.0x 272 243 217 194 4.0x 337 301 269 241 5.0x 402 359 322 288 6.0x 467 417 374 336 (US$MM) Implied Eagle ex-Cardinal FD equity value excluding cash consideration of $103MM to Cardinal minority holders Illustrative Eagle CY12E ex-Cardinal Implied Eagle ex-Cardinal FD EBIT multiple CY12E EBIT Aggregate value Equity value (2) 2.0x $36.1 $72 $28 3.0x $36.1 108 64 4.0x $36.1 144 101 5.0x $36.1 181 137 6.0x $36.1 217 173

4. Exchange ratio analysis

Preliminary market implied exchange ratio analysis Cardinal / Eagle stock portion exchange ratio analysis (Since Cardinal IPO on Oct 16, 2009) Implied exchange ratio analysis Average = 0.495x 28-Oct-11: Eagle offer Source: FactSet. Note: (1) Calculated as the average exchange ratio over the period. For exchange ratio calculation, Cardinal’s share prices are reduced by $1.60/share cash component. Excludes $1.60/share in cash in daily Cardinal stock price 12/13/11 0.200x 0.400x 0.600x 0.800x 10/16/09 12/20/09 2/23/10 4/29/10 7/3/10 9/6/10 11/10/10 1/14/11 3/20/11 5/24/11 7/28/11 10/1/11 Market implied exchange ratio Average Average Proposed exchange Average stock price exchange ratio as premium / Cardinal Eagle ratio (1) (discount) to historical Current (12/13/2011) $3.88 $4.40 0.518x 15.8% Last 5-days 4.20 5.00 0.519 15.5% Last 10-days 4.45 5.44 0.524 14.4% Last 1 month 4.70 5.89 0.527 13.9% Last 2 months 4.99 6.49 0.524 14.6% Last 3 months 4.88 6.33 0.519 15.6% Last 6 months 5.40 6.96 0.547 9.8% Last 1 year 6.56 9.75 0.519 15.7% Since 10/16/2009 8.31 13.78 0.495 21.2% Unaffected (10/27/2011) 5.40 8.36 0.455 32.0%

Summary of implied exchange ratios Cardinal range $ 4.06 – 5.55 1.60 – 1.60 2.46 – 3.95 Eagle range Implied exchange ratio range (net of cash) (1) Discounted cash flow analysis Selected companies analysis $ 4.49 – 5.79 1.60 – 1.60 2.89 – 4.19 $ 5.17 – 7.60 $ 7.15 – 11.25 0.324x – 0.764x 0.256x – 0.586x (1) Low/high – high/low represents range implied by Cardinal low per share value / Eagle high per share value to Cardinal high per share value / Eagle low per share value. Low/low and high/high represents range implied by Cardinal low per share value / Eagle low per share value and Cardinal high per share value / Eagle high per share value. For exchange ratio calculation, Cardinal’s reference range prices are reduced by $1.60/share cash component. 0.476x – 0.519x 0.372x – 0.403x $ 4.06 – 5.55 1.60 – 1.60 2.46 – 3.95 $ 4.49 – 5.79 1.60 – 1.60 2.89 – 4.19 $ 5.17 – 7.60 $ 7.15 – 11.25 Low/High – High/Low Low/Low & High/High Low/High – High/Low Low/Low & High/High

Appendix

Review of premiums paid in precedent squeeze-out transactions 45 China- based targets Confidential / Draft (US$MM) Date Target Acquirer % held % Transaction Offer premiums (unaffected) Implied Cardinal value per share (1) Implied Cardinal exchange ratio (1) announced name name prior sought Consideration value 1-day 30-days 90-days 1-day 30-days 90-days 1-day 30-days 90-days 10/17/11 Shanda Interactive Entertainment Investor Group 68% 32% Cash 2,334 24% 27% 11% 6.67 6.44 6.03 0.606x 0.579x 0.530x 08/29/11 Venoco, Inc. Investor Group 50% 50% Cash 772 39% (9%) (24%) 7.52 4.63 4.13 0.708x 0.363x 0.303x 07/12/11 XO Holdings Inc XO Merger Corp 62% 38% Cash/Stock 255 84% 115% 126% 9.95 10.92 12.31 0.998x 1.115x 1.281x 06/16/11 C&D Technologies Inc Angelo Gordon & Co LP 65% 35% Cash 148 18% 28% 21% 6.39 6.50 6.60 0.573x 0.587x 0.598x 03/25/11 Funtalk China Holdings Investor Group 77% 23% Cash 370 17% 41% 2% 6.32 7.14 5.57 0.565x 0.663x 0.474x 02/23/11 Duncan Energy Partners LP DEP Holdings LLC 59% 41% Stock 2,532 36% 39% 35% 7.37 7.03 7.34 0.690x 0.649x 0.687x 02/03/11 Wimm-Bill-Dann Foods OJSC PepsiCo, Inc. 77% 23% Cash 5,763 34% 29% 61% 7.22 6.54 8.76 0.672x 0.591x 0.857x 11/11/10 Chemspec International Halogen Ltd. 56% 45% Cash 293 28% 34% 14% 6.92 6.79 6.21 0.636x 0.621x 0.551x 11/01/10 CNA Surety Corp CNA Financial Corp 62% 38% Cash 1,194 38% 50% 62% 7.45 7.63 8.82 0.699x 0.721x 0.863x 10/18/10 MedQuist Inc CBaySystems Holdings Ltd 82% 15% Stock 1,910 – 11% 6% 5.40 5.62 5.76 0.455x 0.481x 0.497x 08/26/10 Wesco Financial Corp Berkshire Hathaway Inc 80% 20% Cash 2,741 19% 15% 0% 6.44 5.85 5.47 0.579x 0.508x 0.463x 06/02/10 Gerdau AmeriSteel Corp. Gerdau SA 66% 34% Cash 4,849 51% 44% 32% 8.16 7.32 7.21 0.785x 0.684x 0.671x 04/05/10 Terra Industries Inc CF Industries Holdings Inc 86% 14% Cash/Stock 4,603 41% 45% 33% 7.59 7.36 7.23 0.716x 0.689x 0.673x 03/21/10 CNX Gas Corp. CONSOL Energy, Inc. 83% 17% Cash 5,801 24% 44% 30% 6.71 7.32 7.11 0.611x 0.685x 0.659x 01/04/10 Alcon, Inc. Novartis AG 77% 23% Cash/Stock 51,785 23% 27% 55% 6.64 6.46 8.45 0.603x 0.582x 0.819x 11/03/09 Landry's Restaurants, Inc. Tilman Fertitta (CEO) 55% 45% Cash 395 128% 121% 173% 12.30 11.20 14.87 1.279x 1.148x 1.587x 09/04/09 Odyssey Re Holdings Corp Fairfax Financial Holdings 73% 27% Cash 3,834 30% 47% 70% 7.01 7.46 9.25 0.647x 0.700x 0.915x 08/11/09 Armstrong World Industries, Inc. TPG Capital LP 64% 12% Cash 1,280 6% 26% 84% 5.74 6.37 10.02 0.495x 0.571x 1.007x 07/29/09 OSG America LP Overseas Shipholding Group 77% 23% Cash 240 13% 21% 10% 6.08 6.13 6.01 0.536x 0.541x 0.527x 07/13/09 iBasis Koninklijke KPN NV 56% 44% Cash 160 73% 72% 269% 9.35 8.71 20.10 0.927x 0.850x 2.213x 06/29/09 First American Corp First Advantage Corp 74% 26% Stock 839 10% 25% 21% 5.95 6.36 6.61 0.520x 0.569x 0.599x 03/25/09 Hearst-Argyle Television Hearst Corp 82% 18% Cash 421 115% 13% (59%) 11.63 5.73 2.25 1.199x 0.494x 0.078x 03/23/09 Cox Radio Cox Enterprises 78% 22% Cash 382 45% (11%) (4%) 7.85 4.53 5.23 0.748x 0.351x 0.434x 03/03/09 Magellan Midstream Holdings Magellan Midstream Partners 55% 45% Stock 1,148 25% 22% (0%) 6.75 6.21 5.43 0.617x 0.551x 0.458x 08/12/08 UnionBanCal Mitsubishi UFJ 65% 35% Cash 10,363 39% 53% 52% 7.49 7.77 8.30 0.704x 0.738x 0.802x 07/31/08 Zones Firoz Lalji (CEO) 54% 46% Cash 98 29% (11%) (17%) 6.95 4.52 4.50 0.640x 0.349x 0.347x 07/21/08 Genentech Roche Holding 56% 44% Cash 100,195 16% 29% 19% 6.27 6.54 6.46 0.559x 0.590x 0.581x 03/10/08 Nationwide Financial Services Nationwide Mutual 64% 36% Cash 7,244 38% 32% (3%) 7.44 6.69 5.29 0.698x 0.609x 0.441x 07/17/07 Alfa Corp. Investor Group 54% 46% Cash 1,793 45% 31% 23% 7.82 6.64 6.69 0.744x 0.602x 0.609x 10/23/07 Waste Industries Investor Group 51% 49% Cash 539 33% 25% 13% 7.21 6.36 6.13 0.671x 0.569x 0.542x 07/17/07 Alfa Corp Alfa Mutual 53% 47% Cash 1,793 45% 31% 23% 7.82 6.64 6.69 0.744x 0.602x 0.609x 02/22/07 Great American Financial Resources American Financial Group 81% 19% Cash 1,190 13% 9% 5% 6.10 5.52 5.71 0.538x 0.469x 0.491x 01/25/07 21st Century Insurance AIG (1) 62% 38% Cash 1,960 33% 28% 47% 7.16 6.48 7.99 0.665x 0.584x 0.764x 11/20/06 TD Banknorth Toronto-Dominion Bank 57% 43% Cash 7,440 7% 10% 14% 5.75 5.58 6.24 0.497x 0.477x 0.555x 10/09/06 NetRatings VNU Group 61% 40% Cash 759 44% 45% 42% 7.78 7.34 7.72 0.740x 0.687x 0.732x 03/21/06 Erie Family Life Insurance Erie Indemnity 75% 25% Cash 302 12% 17% 12% 6.04 5.95 6.09 0.531x 0.521x 0.537x 03/17/06 William Lyon Homes General William Lyon (CEO) 75% 26% Cash 948 44% 8% (13%) 7.78 5.46 4.73 0.739x 0.461x 0.374x 03/13/06 LUKOIL Overseas Chaparral Resources (2) 60% 40% Cash 235 9% 13% 63% 5.91 5.71 8.90 0.515x 0.492x 0.874x 02/06/06 Lafarge North America Lafarge SA 53% 47% Cash 6,599 33% 56% 30% 7.19 7.89 7.10 0.668x 0.752x 0.658x 10/10/05 Micro Therapeutics ev3 70% 30% Stock 320 38% 40% 101% 7.47 7.08 10.97 0.702x 0.656x 1.121x 09/27/05 New Valley Vector Group 58% 42% Stock 252 45% 45% 72% 7.81 7.38 9.37 0.743x 0.691x 0.929x 09/12/05 WFS Financial Wachovia 84% 16% Stock 3,035 14% 23% 60% 6.14 6.24 8.74 0.543x 0.555x 0.854x 09/01/05 7-Eleven Seven-Eleven Japan Co. Ltd. 74% 26% Cash 4,513 32% 14% 62% 7.15 5.76 8.81 0.663x 0.498x 0.862x 07/08/05 Cruzan International Absolut Spirits (V&S) (3) 68% 32% Cash 180 102% 118% 116% 10.90 11.06 11.79 1.113x 1.132x 1.219x 07/01/05 Tipperary Santos 55% 46% Cash 307 19% 67% 88% 6.42 8.48 10.23 0.576x 0.823x 1.032x 04/14/05 Rubicon Medical Boston Scientific (4) 54% 46% Cash 107 (1%) 25% 36% 5.36 6.34 7.43 0.450x 0.567x 0.698x 03/03/05 Siliconix Vishay 80% 20% Stock 1,003 20% 15% (10%) 6.48 5.85 4.89 0.584x 0.508x 0.394x 02/21/05 Eon Labs Novartis (5) 68% 32% Cash 2,793 25% 13% 39% 6.76 5.74 7.55 0.618x 0.495x 0.712x 01/27/05 Genencor International Danisco 84% 16% Cash 1,151 24% 21% 20% 6.69 6.12 6.52 0.609x 0.541x 0.589x 01/18/05 UnitedGlobalCom Liberty Media 53% 47% Cash/Stock 7,633 (1%) 10% 42% 5.37 5.56 7.71 0.451x 0.473x 0.731x 01/10/05 Fox Entertainment Group News Corp 82% 18% Stock 34,466 13% 19% 30% 6.11 6.03 7.11 0.539x 0.530x 0.659x @ unaffected Mean 33% 33% 39% $7.19 $6.73 $7.58 0.669x 0.613x 0.715x 25th-75th percentiles 14% - 45% $6.08 - $7.63 0.536x - 0.721x Source: SDC, FactSet and public filings. (1) Based on Cardinal share prices 1-day, 30-days and 90-days prior to announcement of $5.40, $5.07 and $5.45, respectively, and Eagle share price 1-day prior to announcement of $8.36. Exchange ratios exclude $1.60/share of cash portion.

# Precedent "bumps" in minority squeeze-out transactions

*(US$MM)*

| Announce date | Subsidiary | Parent | Merger or Tender | % held prior | Trans. equity value | Trans. enterprise value | Consideration | Offer premiums to unaffected prices: Initial offer 1-Day | Initial offer 30-Day | Initial offer 90-Day | Final offer 1-Day | Final offer 30-Day | Final offer 90-Day | # of bids | % Δ from initial to final offer |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 10/17/11 | Shanda Interactive Entertainment | Investor Group | Merger | 68% | $2,334 | $1,508 | Cash | 24% | 27% | 11% | 24% | 27% | 11% | 1 | 0% |
| 07/12/11 | XO Holdings Inc | XO Merger Corp | Merger | 62% | 255 | NP | Cash/Stock | (8%) | 8% | 13% | 84% | 115% | 126% | 2 | 100% |
| 06/16/11 | C&D Technologies Inc | Angelo Gordon & Co LP | Tender | 65% | 148 | 202 | Cash | 15% | 25% | 18% | 18% | 28% | 21% | 2 | 3% |
| 02/23/11 | Duncan Energy Partners LP | DEP Holdings LLC | Merger | 59% | 2,532 | 3,407 | Stock | 29% | 31% | 27% | 36% | 39% | 35% | 2 | 6% |
| 11/01/10 | CNA Surety Corp | CNA Financial Corp | Tender | 62% | 1,194 | 1,219 | Cash | 14% | 25% | 34% | 38% | 50% | 62% | 2 | 21% |
| 10/18/10 | MedQuist Inc | CBaySystems Holdings Ltd | Tender | 82% | 1,910 | 2,155 | Stock | 0% | 11% | 6% | 0% | 11% | 6% | 1 | 0% |
| 08/26/10 | Wesco Financial Corp | Berkshire Hathaway Inc | Merger | 80% | 2,741 | 227 | Cash | 19% | 15% | 0% | 19% | 15% | 0% | 1 | 0% |
| 04/05/10 | Terra Industries Inc | CF Industries Holdings Inc | Tender | 86% | 4,603 | 4,570 | Cash/Stock | 41% | 45% | 33% | 41% | 45% | 33% | 1 | 0% |
| 09/04/09 | Odyssey Re Holdings Corp | Fairfax Financial Holdings | Tender | 73% | 3,834 | 4,310 | Cash | 20% | 36% | 57% | 30% | 47% | 70% | 2 | 8% |
| 07/29/09 | OSG America LP | Overseas Shipholding Group | Tender | 77% | 240 | 302 | Cash | 13% | 21% | 10% | 13% | 21% | 10% | 1 | 0% |
| 07/13/09 | iBasis | Koninklijke KPN NV | Tender | 56% | 160 | 123 | Cash | 19% | 18% | 154% | 73% | 72% | 269% | 2 | 45% |
| 06/29/09 | First American Corp | First Advantage Corp | Tender | 74% | 839 | 835 | Stock | 10% | 25% | 21% | 10% | 25% | 21% | 1 | 0% |
| 03/25/09 | Hearst-Argyle Television | Hearst Corp | Tender | 82% | 421 | 1,206 | Cash | 91% | 1% | (63%) | 115% | 13% | (59%) | 2 | 13% |
| 03/23/09 | Cox Radio | Cox Enterprises | Tender | 78% | 382 | 761 | Cash | 15% | (29%) | (24%) | 45% | (11%) | (4%) | 2 | 26% |
| 03/03/09 | Magellan Midstream Holdings | Magellan Midstream Partners | Merger | 55% | 1,148 | 2,194 | Stock | 25% | 22% | (0%) | 25% | 22% | (0%) | 1 | 0% |
| 08/12/08 | UnionBanCal | Mitsubishi UFJ | Tender | 65% | 10,363 | 64,205 | Cash | 9% | 21% | 20% | 39% | 53% | 52% | 3 | 27% |
| 07/31/08 | Zones | Firoz Lalji (CEO) | Merger | 54% | 98 | 93 | Cash | 59% | 10% | 2% | 29% | (11%) | (17%) | 2 | (19%) |
| 07/21/08 | Genentech | Roche Holding | Merger | 56% | 100,195 | 96,826 | Cash | 9% | 21% | 11% | 16% | 29% | 19% | 2 | 7% |
| 03/10/08 | Nationwide Financial Services | Nationwide Mutual | Merger | 64% | 7,244 | 11,389 | Cash | 24% | 19% | (12%) | 38% | 32% | (3%) | 2 | 11% |
| 10/23/07 | Waste Industries | Investor Group | Merger | 51% | 539 | 698 | Cash | 29% | 21% | 9% | 33% | 25% | 13% | 2 | 3% |
| 07/17/07 | Alfa Corp | Alfa Mutual | Merger | 53% | 1,793 | 2,065 | Cash | 16% | 5% | (2%) | 45% | 31% | 23% | 2 | 25% |
| 02/22/07 | Great American Financial | American Financial Group | Merger | 81% | 1,190 | 1,199 | Cash | 8% | 4% | 0% | 13% | 9% | 5% | 2 | 4% |
| 01/25/07 | 21st Century Insurance | AIG [1] | Merger | 62% | 1,960 | 580 | Cash | 19% | 15% | 32% | 33% | 28% | 47% | 2 | 11% |
| 11/20/06 | TD Banknorth | Toronto-Dominion Bank | Merger | 57% | 7,440 | 36,375 | Cash | 7% | 10% | 14% | 7% | 10% | 14% | 1 | 0% |
| 10/09/06 | NetRatings | VNU Group | Merger | 61% | 759 | 587 | Cash | 10% | 10% | 8% | 44% | 45% | 42% | 2 | 31% |
| 03/21/06 | Erie Family Life Insurance | Erie Indemnity | Tender | 75% | 302 | 329 | Cash | 12% | 17% | 12% | 12% | 17% | 12% | 1 | 0% |
| 03/17/06 | William Lyon Homes | General William Lyon (CEO) | Tender | 75% | 948 | 1,670 | Cash | 8% | (19%) | (35%) | 44% | 8% | (13%) | 3 | 33% |
| 03/13/06 | LUKOIL Overseas | Chaparral Resources [2] | Merger | 60% | 235 | 232 | Cash | 9% | 13% | 63% | 9% | 13% | 63% | 1 | 0% |
| 02/06/06 | Lafarge North America | Lafarge SA | Tender | 53% | 6,599 | 6,831 | Cash | 17% | 36% | 14% | 33% | 56% | 30% | 3 | 14% |
| 10/10/05 | Micro Therapeutics | ev3 | Merger | 70% | 320 | 317 | Stock | 16% | 18% | 69% | 38% | 40% | 101% | 2 | 19% |
| 09/27/05 | New Valley | Vector Group | Tender | 58% | 252 | 149 | Stock | 21% | 21% | 44% | 45% | 45% | 72% | 2 | 20% |
| 09/12/05 | WFS Financial | Wachovia | Merger | 84% | 3,035 | 12,428 | Stock | 7% | 16% | 51% | 14% | 23% | 60% | 2 | 6% |
| 09/01/05 | 7-Eleven | Seven-Eleven Japan Co. Ltd. | Tender | 74% | 4,513 | 5,571 | Cash | 15% | (2%) | 40% | 32% | 14% | 62% | 2 | 15% |
| 07/08/05 | Cruzan International | Absolut Spirits (V&S) [3] | Merger | 68% | 180 | 207 | Cash | 102% | 118% | 116% | 102% | 118% | 116% | 1 | 0% |
| 07/01/05 | Tipperary | Santos | Merger | 55% | 307 | 425 | Cash | 19% | 67% | 87% | 19% | 67% | 88% | 2 | 0% |
| 04/14/05 | Rubicon Medical | Boston Scientific [4] | Tender | 54% | 107 | 114 | Cash | (1%) | 25% | 36% | (1%) | 25% | 36% | 1 | 0% |
| 03/03/05 | Siliconix | Vishay | Tender | 80% | 1,003 | 692 | Stock | (1%) | (5%) | (26%) | 20% | 15% | (10%) | 3 | 21% |
| 02/21/05 | Eon Labs | Novartis [5] | Tender | 68% | 2,793 | 2,597 | Cash | 15% | 4% | 27% | 25% | 13% | 39% | 3 | 9% |
| 01/27/05 | Genencor International | Danisco | Tender | 84% | 1,151 | 1,216 | Cash | 24% | 21% | 20% | 24% | 21% | 20% | 1 | 0% |
| 01/18/05 | UnitedGlobalCom | Liberty Media | Merger | 53% | 7,633 | 11,499 | Cash/Stock | (1%) | 10% | 42% | (1%) | 10% | 42% | 1 | 0% |
| 01/10/05 | Fox Entertainment Group | News Corp | Tender | 82% | 34,466 | 39,182 | Stock | 7% | 13% | 24% | 13% | 19% | 30% | 2 | 5% |
| | | | | | Mean | | | 19% | 19% | 23% | 32% | 31% | 38% | 2 | 11% |
| | | | | | Median | | | 15% | 18% | 18% | 29% | 25% | 30% | 2 | 6% |

Source: SDC, Company filings and FactSet.

Note: Includes all completed and pending acquisitions of publicly traded US-based companies with transaction equity values greater than $50MM since 2005 in which the acquiror owned more than 50% of the outstanding shares prior to the transaction and sought the outstanding shares through the acquisition.

(1) Transaction equity value based on SDC and transaction enterprise value based on SDC equity value and cash and debt figures from 10-Q for the period ended September 30, 2006.

(2) Transaction equity value based on SDC and transaction enterprise value based on SDC equity value and cash and debt figures from 10-Q for the period ended September 30, 2005.

(3) Premiums based on unaffected date of June 3, 2005, prior to market reactions regarding V&S's announcement to purchase Angostura's controlling interest in Cruzan.

(4) Tender offer consideration excludes up to $84MM in equity value earnouts if performance milestones are met.

(5) Premiums based on unaffected date of February 4, 2005 as unaffected date prior to market reactions to rumors of a potential transaction.

Confidential / Draft

46

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